                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is dated as of March 12, 1988, and is entered into by and between WILLIS LEASE FINANCE CORPORATION, a California corporation ("Willis-California"), and WILLIS LEASE FINANCE CORPORATION, a Delaware corporation ("Willis-Delaware"). Willis-California and Willis-Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations".

                                   RECITALS

     A. Willis-California desires to merge with and into Willis-Delaware and Willis-Delaware desires to merge with Willis-California, all upon the terms and subject to the conditions of this Merger Agreement.

     B. Willis-California was incorporated in 1985 and is a corporation duly organized and existing under the laws of the State of California. Its authorized capital stock consists of 5,000,000 shares of Preferred Stock, no par value per share, and 20,000,000 shares of Common Stock, no par value per share (the "Willis-California Common Stock"), of which no shares of Preferred Stock and 7,258,098 shares of Common Stock were issued and outstanding on April 30, 1998.

     C. Willis-Delaware was incorporated on March 12, 1998. Its authorized capital stock consists of 5,000,000 shares of Preferred Stock, par value $0.01 per share, and 20,000,000 shares of Common Stock, par value $0.01 per share (the "Willis-Delaware Common Stock"), of which no shares of Preferred Stock and 100 shares of Common Stock were issued and outstanding on April 30, 1998. All outstanding shares of Willis-Delaware Common Stock shares are held by and in the name of Willis-California.

     D. The Board of Directors of Willis-California has determined that, for the purpose of effecting the reincorporation of Willis-California in the State of Delaware, it is advisable and in the bests interests of Willis-California and its shareholders that Willis-California merge with and into Willis-Delaware upon the terms and conditions herein provided.

     E. The Board of Directors of Willis-California has adopted resolutions approving this Merger Agreement and the transactions contemplated hereby and recommending that the existing shareholders of Willis-California (individually, a "Shareholder", and collectively, the "Shareholders") approve this Merger Agreement and the transactions contemplated hereby;

     F. The Board of Directors of Willis-Delaware has adopted resolutions approving this Merger Agreement and the transactions contemplated hereby. The sole shareholder of Willis-Delaware has approved this Merger Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                    MERGER

     Section 1.1. THE MERGER. In accordance with the provisions of this Merger Agreement, the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), Willis-California shall be merged with and into Willis-Delaware (the "Merger"), the separate existence of Willis-California shall cease and Willis-Delaware shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "Willis Lease Finance Corporation".

     Section 1.2. FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions have been completed:

                    (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of Willis-California in accordance with the requirements of the CGCL;

                    (b) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware;

                    (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the CGCL shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective is herein referred to as the "Effective Date".

     Section 1.3. EFFECT OF THE MERGER. Upon the Effective Date, the separate existence of Willis-California shall cease and Willis-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date;
(ii) shall be subject to all actions previously taken by its and Willis-California's Board of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Willis-California in the manner more fully set forth in Section 259 of the DGCL; (iv) shall continue to be subject to all of the debts, liabilities and obligations of Willis-Delaware as constituted immediately prior to the Effective Date; and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Willis-California in the same manner as if Willis-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the CGCL.


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

                                  ARTICLE II

                   CHARTER DOCUMENTS; DIRECTORS AND OFFICERS

     Section 2.1. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of Willis-Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     Section 2.2. DIRECTORS AND OFFICERS. The directors and officers of Willis-Delaware immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until as otherwise provided by law, or by the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE III

                         MANNER OF CONVERSION OF STOCK

     Section 3.1. WILLIS-CALIFORNIA COMMON STOCK. Upon the Effective Date, each share of Willis-California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted automatically into one (1) fully paid and nonassessable, issued and outstanding share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

     Section 3.2.   WILLIS-CALIFORNIA OPTIONS AND STOCK PURCHASE RIGHTS.

                    (a) Upon the Effective Date, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Willis-California and all of such plans shall become the lawful obligations of the Surviving Corporation and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Each outstanding and unexercised option or other right to purchase Willis-California Common Stock shall become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Willis-California Common Stock issuable pursuant to any such option or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Willis-California option or stock purchase right.

                    (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of Willis-California Common Stock so reserved immediately prior to the Merger.

     Section 3.3. WILLIS-DELAWARE COMMON STOCK. Upon the Effective Date, each share of Willis-Delaware Common Stock, par value $0.01 per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Willis-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     Section 3.4. EXCHANGE OF CERTIFICATES. After the Effective Date, each holder of an outstanding certificate representing shares of Willis-California Common Stock may, at such stockholder's option, surrender the same for cancellation to Willis-Delaware or its transfer agent, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Willis-California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Willis-California Common Stock were converted in the Merger.

     The registered owner on the books and records of Willis-California of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Willis-Delaware its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Willis-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Willis-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Willis-Delaware or its transfer agent any transfer or other taxes payable by reason of issuance of such new certificates in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Willis-Delaware that such tax has been paid or is not payable.

                                  ARTICLE IV

                                    GENERAL

     Section 4.1. COVENANTS OF WILLIS-DELAWARE. Willis-Delaware covenants and agrees that it will, on or before the Effective Date:


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

                    (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for the service of process as required under the provisions of Section 2105 of the CGCL;

                    (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Willis-Delaware of all of the Franchise Tax liabilities of Willis-California; and

                    (c) take such other actions as may be required by the CGCL.

     Section 4.2. FURTHER ASSURANCES. From time to time, as and when required by Willis-Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Willis-California such deeds and other instruments, and there shall be taken or caused to be taken by Willis-California and Willis-Delaware such further and other actions, as shall be appropriate or necessary in order to vest or perfect in Willis-Delaware title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Willis-California, and otherwise to carry out the purposes and intent of this Agreement, and the officers and directors of Willis-Delaware are fully authorized in the name and on behalf of Willis-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     Section 4.3. ABANDONMENT. At any time before the Effective Date, this Agreement may be terminated and the Merger contemplated hereby may be abandoned by the Board of Directors of either Willis-California or of Willis-Delaware, or of both, notwithstanding approval of this Agreement by the shareholders of Willis-California, by the sole shareholder of Willis-Delaware, or by both.

     Section 4.4. AMENDMENT. The Board of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation; (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     Section 4.5. GOVERNING LAW. Except as required by California law, this Merger Agreement shall be governed by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law.

     Section 4.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Willis Lease Finance Corporation, a Delaware corporation, and Willis Lease Finance Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                       WILLIS LEASE FINANCE CORPORATION,
                                       a Delaware corporation

                                       By   /s/ Charles F. Willis
                                            -----------------------------------
                                            Charles F. Willis, IV, President

ATTEST:
/s/ Lynn Mailliard
-----------------------------------
Lynn Mailliard, Corporate Secretary


                                       WILLIS LEASE FINANCE CORPORATION,
                                       a California corporation

                                       By  /s/ James D. McBride
                                           ------------------------------------
                                           James D. McBride, Executive Vice
                                           President

ATTEST:
/s/ Lynn Mailliard
-----------------------------------
Lynn Mailliard, Secretary



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